AMENDMENT NO. 2 WEST BANCORPORATION, INC. EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN The Plan named above gives the Employer the right to amend it at any time. According to that right, the Plan is amended effective January 1, 2016, as follows: By adding the following as the 10th paragraph under subparagraph (a) of the EMPLOYER CONTRIBUTIONS SECTION of Article III (as previously amended by Amendment No. 1): The automatic Elective Deferral Contribution shall apply to all Active Participants on each January 1, who have not elected to make Elective Deferral Contributions of at least 6%. This amendment is made an integral part of the aforesaid Plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly herein. All other provisions of the Plan remain unchanged and controlling. Unless otherwise stated on any page of this amendment, eligibility for benefits and the amount of any benefits payable to or on behalf of an individual who is an Inactive Participant on the effective date(s) stated above, shall be determined according to the provisions of the aforesaid Plan as in effect on the day before he became an Inactive Participant. Signing this amendment, the Employer, as plan sponsor, has made the decision to adopt this plan amendment. The Employer is acting in reliance on its own discretion and on the legal and tax advice of its own advisors, and not that of any member of the Principal Financial Group or any representative of a member company of the Principal Financial Group. Signed this ______________ day of _______________________________________, _______. WEST BANCORPORATION, INC. By ________________________________ ___________________________________ Title 1